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                                                                    Exhibit 1(c)




                                 CERTIFICATE OF
                         DESIGNATION OF CLASS B SHARES

                 This Certificate of Designation of Class B Shares (the "Certificate"), is adopted on this 6th day of February, 1998, by the undersigned Trustees of The Achievement Funds Trust (the "Trust").

                 Pursuant to the authority conferred upon the Trustees by
Section 4.1 of the Amended and Restated Master Trust Agreement of the Trust dated October 7, 1994 (the "Master Trust Agreement"), there are hereby established and designated Class B Shares for each of the following Sub-Trusts of the Trust: Equity Fund; Balanced Fund; Municipal Bond Fund and Idaho Municipal Bond Fund.

                 The Class B Shares are hereby designated as having those rights and preferences which are described in Article IV of the Master Trust Agreement and any such other rights and preferences as the Trustees may specify by resolution.

                 Upon execution, this Certificate shall have the status of an amendment to the Master Trust Agreement.

                 IN WITNESS WHEREOF, the undersigned Trustees have executed this Certificate as of the date first set forth above.




/s/ Frederick A. Moreton, Jr.              /s/ Robert G. Love
--------------------------------           ------------------------------
Frederick A. Moreton, Jr.                  Robert G. Love



/s/ August Glissmeyer, Jr.                 /s/ Carl S. Minden
--------------------------------           ------------------------------
August Glissmeyer, Jr.                     Carl S. Minden



/s/ George L. Denton, Jr.                  /s/ James H. Gardner
--------------------------------           ------------------------------
George L. Denton, Jr.                      James H. Gardner



/s/ Blaine Huntsman                        /s/ Kent H. Murdock
--------------------------------           ------------------------------
Blaine Huntsman                            Kent H. Murdock